EXHIBIT 10.3
May 4, 2011
Enstar Group Limited
P.O. Box 2267, Windsor Place, 3rd Floor
18 Queen Street
Hamilton, HM JX
Bermuda
Attn: Richard J. Harris
          Re: Waiver of Housing Allowance under Employment Agreement
Dear Richard,
          Effective January 1, 2011, I hereby waive my right to a housing allowance under my Amended and Restated Employment Agreement with Enstar Group Limited, dated May 1, 2007, in consideration of the Compensation Committee’s decision to increase my annual base salary by an amount equal to the annual amount of the housing allowance.

Sincerely,
/s/ Dominic F. Silvester
Dominic F. Silvester

Accepted and agreed to
this 4th day of May, 2011

ENSTAR GROUP LIMITED

By: /s/ Richard J. Harris Name: Richard J. Harris
Title: Chief Financial Officer